                                               FILED PURSUANT TO RULE 424(B)(3)
                                                    REGISTRATION NO. 333-203542
AXA Equitable Life Insurance Company
MONY Life Insurance Company of America

Supplement dated November 15, 2016 to the current variable life prospectuses

--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the ''Prospectus''). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged and the Prospectus is hereby incorporated by reference. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding certain changes to the Prospectus. As applicable to your policy, please note the following changes:

A. Ivy Funds Variable Insurance Portfolios ("Portfolio") Name and Sub-Adviser Changes

Effective September 30, 2016, all references in the Prospectus to the name of Ivy Funds Variable Insurance Portfolios were changed to Ivy Variable Insurance Portfolios. Also, the names and/or sub-advisers of the Portfolios were also changed as described in the table below. Accordingly, all references to the corresponding Portfolios are also changed*:

------------------------------------------------------------------------------------------------------------------
 Current Portfolio
 Name                New Portfolio Name              Replaced Sub-Adviser           New Sub-Adviser
------------------------------------------------------------------------------------------------------------------
Ivy Funds VIP        Ivy VIP Dividend Opportunities  Waddell & Reed Investment      Ivy Investment Management
  Dividend                                           Management Company (WRIMCO)    Company (IICO)
  Opportunities
------------------------------------------------------------------------------------------------------------------
Ivy Funds VIP Energy Ivy VIP Energy                  Waddell & Reed Investment      Ivy Investment Management
                                                     Management Company (WRIMCO)    Company (IICO)
------------------------------------------------------------------------------------------------------------------
Ivy Funds VIP High   Ivy VIP High Income             Waddell & Reed Investment      Ivy Investment Management
  Income                                             Management Company (WRIMCO)    Company (IICO)
------------------------------------------------------------------------------------------------------------------
Ivy Funds VIP Mid    Ivy VIP Mid Cap Growth          Waddell & Reed Investment      Ivy Investment Management
  Cap Growth                                         Management Company (WRIMCO)    Company (IICO)
------------------------------------------------------------------------------------------------------------------
Ivy Funds VIP        Ivy VIP Science and Technology  Waddell & Reed Investment      Ivy Investment Management
  Science and                                        Management Company (WRIMCO)    Company (IICO)
  Technology
------------------------------------------------------------------------------------------------------------------
Ivy Funds VIP Small  Ivy VIP Small Cap Growth        Waddell & Reed Investment      Ivy Investment Management
  Cap Growth                                         Management Company (WRIMCO)    Company (IICO)
------------------------------------------------------------------------------------------------------------------

Please see "The Portfolios of the Trusts" in your Prospectus for more information.
* The name changes will occur on AXA Equitable's system on or about January 20, 2017.

B. Name and/or Sub-Adviser Changes to EQ Advisors Trust Portfolios
("Portfolios")

On or about December 9, 2016, subject to regulatory approval, all references in the Prospectus to the names and/or sub-advisers of the Portfolios will be changed as described in the table below. Accordingly, all references to the corresponding Portfolios are also changed*:

----------------------------------------------------------------------------------------------------------------
 Current Portfolio
 Name                New Portfolio Name            Replaced Sub-Adviser           New Sub-Adviser(s)
----------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially  1290 VT Socially Responsible  Calvert Investment             BlackRock Investment
  Responsible        Portfolio                     Management, Inc.               Management, LLC
  Portfolio
----------------------------------------------------------------------------------------------------------------
AXA Large Cap        No Change                     Wells Capital Management, Inc. HS Management Partners, LLC
  Growth Managed                                                                  Polen Capital Management, LLC
  Volatility
  Portfolio
----------------------------------------------------------------------------------------------------------------

                   IM-17-16 (11/16)                  Catalog No. 155834 (11/16)
                   Global Life - Inforce/New Biz                        #260043
                   AR Mail

------------------------------------------------------------------------------------------------------------------
 Current Portfolio
 Name                New Portfolio Name              Replaced Sub-Adviser           New Sub-Adviser(s)
------------------------------------------------------------------------------------------------------------------
EQ/Morgan Stanley    AXA/Janus Enterprise Portfolio  Morgan Stanley Investment      Janus Capital Management LLC
  Mid Cap Growth                                     Management Inc.
  Portfolio
------------------------------------------------------------------------------------------------------------------
EQ/Wells Fargo       AXA/ClearBridge Large Cap       Wells Capital Management, Inc. ClearBridge Investments, LLC
  Omega Growth       Growth Portfolio
  Portfolio
------------------------------------------------------------------------------------------------------------------

AXA Equitable Funds Management Group, LLC will continue to be the Investment Manager of the Portfolios. Also, please see "The Portfolios of the Trusts" in your Prospectus for more information.
*  The name changes will occur on AXA Equitable's system on or about
   January 20, 2017.

     Distributed by affiliate AXA Advisors, LLC and for certain contracts co-distributed by affiliate
                             AXA Distributors, LLC
                          1290 Avenue of the Americas
                              New York, NY 10104.

  Copyright 2016 AXA Equitable Life Insurance Company and MONY Life Insurance
                              Company of America.
                             All rights reserved.
                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104.

                    MONY Life Insurance Company of America
                  Administrative Office: 525 Washington Blvd.
                             Jersey City, NJ 07310
                                 212-554-1234

                                      2